Exhibit 99.1

PRESS RELEASE	OLD LINE BANCSHARES, INC.
FOR IMMEDIATE RELEASE	CONTACT: ELISE HUBBARD
January 22, 2015	CHIEF FINANCIAL OFFICER
(301) 430-2560

OLD LINE BANCSHARES, INC. REPORTS NET INCOME FOR THE THREE MONTHS AND YEAR ENDED DECEMBER  31, 2014

BOWIE, MD – Old Line Bancshares, Inc. (NASDAQ: OLBK), the parent company of Old Line Bank, reports net income of $1.8 million available to common stockholders for the three months ended December  31, 2014, compared to $4.4 million for the three months ended December  31, 2013.  Earnings were $0.17 per basic and $0.16 per diluted common share for the three months ended December  31, 2014, compared to $0.41 per basic and diluted common share for the same period in 2013.  For the prior year quarter ending December 31, 2013, earnings were positively impacted by the sale of $22.6 million in loans which resulted in a $3.4 million pre-tax gain. Net loans increased $41.5 million, or a 4.66% net increase, in organic loan growth for the three months ending December 31, 2014 and $81.9 million, or a 9.64% increase, for the twelve months ending December 31, 2014.

Earnings were $7.1 million for the year ended December 31, 2014, compared to  $7.8 million for the year ended December 31, 2013.  Earnings were $0.66 per basic and $0.65 per diluted common share, respectively, for the year ended December  31, 2014 and $0.87 and $0.86, respectively, per basic and diluted share in 2013.

Total assets at December 31, 2014 increased by $60.3 million compared to December 31, 2013.  Total net loans held-for-investment increased $42.7 million and $79.3 million, respectively, during the three and twelve month periods ended December 31, 2014.  Non-performing assets decreased 48.82%, or $6.8 million, to 0.65% of total assets at December 31, 2014 compared to 1.27% at December 31, 2013.

James W. Cornelsen, President and Chief Executive Officer of Old Line Bancshares, Inc. stated: “We are very pleased to report that we continue to generate strong organic loan and deposit growth.  Total loans increased a vigorous $41.5 million in the quarter and $81.9 million for the year.  Our non-interest deposits have increased $13.6 million for the quarter and $32.2 million for the year.  We are also proud to report that we ended the year with a 62 basis point decline in our non-performing assets as a percentage of total assets compared to the prior year.  Our focus for the coming year is to continue to grow our loan and non-maturity deposit portfolios, improve asset quality and improve operating efficiency.”

4th QUARTER HIGHLIGHTS:

•	Net loans held-for-investment during the three month period grew $42.7 million.
•

Net income of $1.8 million, or $0.17 per basic and $0.16 per diluted share, was recorded for the three month period ending December 31, 2014, compared to net income of $4.4 million, or $0.41 per basic and diluted share, for the fourth quarter of 2013.

•	Non-performing assets decreased 7.14% to 0.65% of total assets at December 31, 2014 compared to 0.70% at September 30, 2014.
•

The net interest margin was 4.08% compared to 4.64% for the same period in 2013.  Interest expense on total interest-bearing liabilities decreased to 0.45% for the three months ended December 31, 2014 compared to 0.51% for the same three month period of 2013.

•

The previously announced closing of four branches resulted in one-time charges to occupancy, disposal of equipment and severance of $462 thousand, $260 thousand, $141 thousand pre-tax, for the three month period ending December 31, 2014, respectively.  The estimated pre-tax cost savings for 2015 is $1.5 million.

•

Return on Average Assets (ROAA) and Return on Average Equity (ROAE) for the three months ended December 31, 2014 were 0.58% and 5.21%, respectively, compared to ROAA and ROAE of 1.50% and 13.62%, respectively, for the three months ending December 31, 2013.    The ROAA and ROAE for 2013 include $3.4 million, $2.1 million net of tax, on the gain on the sale of acquired impaired loans

2014 FULL YEAR HIGHLIGHTS

•

Net loans held-for-investment increased $79.3 million during the twelve months ended December 31, 2014, to $926.6 million at December 31, 2014, compared to $847.2 million at December 31, 2013, as a result of organic growth within our surrounding area.

•	Non-performing assets decreased 48.82% to 0.65% of total assets at December 31, 2014 compared to 1.27% at December 31, 2013.
•

Total deposits grew $41.4 million during the twelve months ending December  31, 2014.  Non-interest bearing deposits increased $32.2 million, or 14.07%, during the twelve months ending December 31, 2014.  Interest-bearing deposits grew $9.2 million, or 1.24%, during the twelve months ending December 31, 2014.    Our interest-bearing non-maturity deposits increased $26.2 million, offsetting a $17.0 million decline in time deposits.

•	The provision for loan losses for the year ending December 31, 2014 was $2.8 million compared to $1.5 million for the year ending December 31, 2013, as further discussed below.
•

The net interest margin was 4.15%  during 2014 compared to 4.52% for 2013.   The net interest margin in 2013 benefited from a higher level of accretion on acquired loans due to early payoffs on acquired loans with credit marks.   Re-pricing in the loan portfolio and lower yields on new loans also caused the average loan yield to decline.

•	Total assets at December 31, 2014 increased by $60.3 million, or 5.17%, from December 31, 2013.
•

For the twelve months ended December 31, 2014, ROAA and ROAE were 0.60% and 5.45%, respectively, compared to ROAA and ROAE of 0.74% and 7.80%, respectively, for the twelve months ended December 31, 2013.

•	We ended 2014 with a book value of $12.51 per common share and a tangible book value of $11.38 per common share compared to $11.71 and $10.50, respectively, at December 31, 2013.
•	We maintained strong liquidity and by all regulatory measures remained “well capitalized”.

Total assets at December 31, 2014 increased $60.3 million from December 31, 2013 primarily due to an increase of $79.3 million in loans held-for-investment offsetting a decrease of $10.5 million in our investment securities available for sale and $5.8 million decrease in our deferred tax assets.

Total net loans held-for-investment increased $79.3 million during 2014 as a result of continued efforts to originate new loans, primarily in our commercial real estate and construction permanent loan portfolios.

Nonperforming assets, which include non-accrual loans, foreclosed real estate and troubled debt restructured loans, decreased 62 basis points from 1.27% of total assets at December 31, 2013 to 0.65% of total assets at December  31, 2014. Non-accrual loans were $5.2 million at December  31, 2014 compared to $8.8 million at December 31, 2013, reflecting a reduction of $3.6 million, primarily due to one commercial/hotel loan that was resolved during the third quarter of 2014.   Other real estate owned declined $1.9 million from December 31, 2013 primarily due to the sale of nine foreclosed properties, resulting in a net gain of $698 thousand.

Deposit growth during the twelve month period was $41.4 million, primarily in non-interest deposits. Non-interest deposits increased $32.2 million.  This increase is due to our enhanced presence in our primary market and surrounding areas as a result of our marketing efforts as well as the continued efforts of our cash management and financial services teams.

The increase in our provision for loan losses during the twelve month period ended December  31, 2014 was primarily due to the same commercial/hotel loan that was placed on nonaccrual status during the first quarter of 2014 in connection with which we recognized an additional provision of $1.4 million in the second quarter.  This commercial loan was subsequently resolved in the third quarter as expected with no additional loss.  Due to the sale of this property, an anticipated $2.7 million charge off was incurred during the third quarter of 2014.

Net income for the three month period ending December 31, 2014 decreased $2.6 million as compared for the same three month period of 2013.  This decrease is primarily the result of a  $3.8 million decrease in non-interest income, primarily from the reduction in the gain on sale of loans.  Gain on the sale of loans decreased $3.3 million for the three month period ending December 31, 2014 due to the fourth quarter 2013 sale of impaired loans we acquired in our previous mergers with Maryland Bankcorp, Inc. and WSB Holdings, Inc. (“WSB”), which resulted in a $3.4 million gain on the sale of loans.  Gain on the sale of loans also includes gains on the sale of residential mortgage loans sold in the secondary market.  Gain on the sale of these loans was $277 thousand for the three month period ending December 31, 2014, compared to $200 thousand for the same three month period of 2013.  Occupancy and equipment expenses included $462 thousand, severance expense included $141 thousand and a loss on disposal of assets included $48 thousand which was incurred as a result of the previously announced closings of four branches.

Net income for 2014 compared to 2013 decreased $709 thousand.  This decrease is primarily the result of a $2.9 million, or 32.84%, decrease in non-interest income, partially offset by an increase of $1.7 million, or 4.10%, in net interest income and a decrease of $1.0 million, or 2.86%, in non-interest expenses.  The decrease in non-interest income of $2.9 million was primarily from the reduction in the gain on the sale of loans as discussed above.  The decrease in non-interest expenses for the twelve month period was primarily due to merger expenses that were recognized during the year ending December 31, 2013 as a result of the WSB acquisition, partially offset by increases in salaries and benefits and occupancy and equipment expenses for 2014.  Salaries and benefits increased as a result of a full year of salaries and benefits for employees added in the WSB merger, as well as severance payments totaling $793 thousand due to the merger and branch closings.  Occupancy and equipment expenses included $462 thousand and a loss on disposal of assets of $48 thousand was incurred as a result of expenses associated with the previously announced closings of four branches.

Interest income decreased for the three month period ending December  31, 2014 compared to the same period of 2013 as a result of a decrease in the yield earned on our average interest earning assets,  partially offset by an increase in the amount of our average interest earning assets.  During the quarter ended December  31, 2014, yield on our average interest earning assets was 4.42% compared to 5.05% for same three month period of 2013.  The net effect of fair value accretion/amortization on acquired loans affects the net interest income.  The fair value accretion/amortization is recorded on pay downs during the period recognized.  Payoffs during the three months ending December 31, 2014 contributed a 5 basis points increase, as compared to 57 basis points for the three months ending December 31, 2013.

Net interest income increased during the twelve month period ending December  31, 2014 as a result of an increase in our average interest earnings assets, partially offset by a decrease in the yield on such assets.

Net interest margin for the three months ended December  31, 2014 decreased to 4.08% from 4.64%  during the three months ending December  31, 2013.  The net interest margin for the twelve months ended December  31, 2014 decreased to 4.15% from 4.53%  during the twelve months ending December  31, 2013. We have experienced an unfavorable variance relating to the interest rate component because rates on earning assets have declined at a greater pace compared to deposit cost. Accordingly, the prolonged low interest rate environment has resulted in a compression of the net interest margin. Our growth in loans continues to result in favorable volume component change and overall change.    Payoffs during the three months ending December 31, 2014 contributed to an increase of 11 basis points, as compared to the three months ending September 30, 2014.  For the twelve months ended December 31, 2014, large payoffs during the third quarter attributed to the acceleration of amortization of fair value marks on acquired loans, which negatively impacted the yield on loans by a  decrease of 29 basis points compared to same twelve month period of 2013.  The average interest rate on total interest-bearing liabilities decreased to 0.45% for the three months ended December  31, 2014 compared to 0.51% for the three months ended December  31, 2013.  The average interest rate on total interest-bearing liabilities decreased to 0.48% for the twelve months ended December  31, 2014 compared to 0.57% for the twelve months ended December  31, 2013.

Old Line Bancshares, Inc. is the parent company of Old Line Bank, a Maryland chartered commercial bank headquartered in Bowie, Maryland, approximately 10 miles east of Andrews Air Force Base and 20 miles east of Washington, D.C. Old Line Bank has 19 branches located in its primary market area of suburban Maryland (Washington, D.C. suburbs and Southern Maryland) counties of Anne Arundel, Calvert, Charles, Prince George's and St. Mary's. It also targets customers throughout the greater Washington, D.C. metropolitan area.

The statements in this press release that are not historical facts, in particular the statements with respect to continued loan and deposit growth and improved asset quality and operating efficiency, constitute a “forward-looking statement” as defined by Federal securities laws.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  These statements can generally be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” “anticipates”, “plans” or similar terminology.  Actual results could differ materially from those currently anticipated due to a number of factors, including, but not limited to, deterioration in economic conditions or a slowdown in the recovery in our target markets or nationally, sustained high levels of or increases in the unemployment rate in our target markets, the actions of our competitors and our ability to successfully compete, in particular in new market areas, and changes in laws impacting our ability to collect on outstanding loans or otherwise negatively impact our business, including regulations implemented pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010.  Forward-looking statements speak only as of the date they are made.  Old Line Bancshares, Inc. will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made.  For further information regarding risks and uncertainties that could affect forward-looking statements Old Line Bancshares, Inc. may make, please refer to the filings made by Old Line Bancshares, Inc. with the U.S. Securities and Exchange Commission available at www.sec.gov.

Old Line Bancshares, Inc. & Subsidiaries

Consolidated Balance Sheets

	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013 (1)
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Cash and due from banks	$23,572,613	$42,266,194	$29,887,334	$54,197,169	$28,316,351
Interest bearing accounts	1,230,864	30,396	30,389	30,383	30,375
Federal funds sold	601,259	533,612	304,246	178,806	711,574
Total cash and cash equivalents	25,404,736	42,830,202	30,221,969	54,406,358	29,058,300
Investment securities available for sale	161,680,198	163,535,833	155,706,684	172,094,347	172,169,776
Loans held for sale	4,548,106	5,735,282	4,074,911	1,646,330	2,014,711
Loans held for investment, less allowance for loan losses of $4,281,835 and $4,929,213 for December 31, 2014 and December 31, 2013.	926,573,488	883,905,233	889,524,786	849,429,721	847,248,590
Equity securities at cost	5,811,697	4,304,197	4,304,196	4,304,197	5,669,807
Premises and equipment	34,300,375	34,366,258	34,604,271	34,661,659	35,215,868
Accrued interest receivable	3,218,428	3,002,457	2,978,470	3,131,042	3,432,924
Deferred income taxes	16,106,498	19,843,857	19,850,224	20,639,961	21,868,076
Bank owned life insurance	31,429,747	31,214,396	31,000,380	30,787,554	30,577,187
Other real estate owned	2,451,920	2,699,846	4,627,465	4,593,154	4,311,342
Goodwill	7,793,665	7,793,665	7,793,665	7,793,665	7,793,665
Core deposit intangible	4,420,796	4,633,766	4,846,737	5,058,951	5,287,501
Other assets	3,779,350	4,128,206	3,732,934	4,390,527	2,575,377
Total assets	$1,227,519,004	$1,207,993,198	$1,193,266,692	$1,192,937,466	$1,167,223,124
Deposits
Non-interest bearing	$260,913,521	$247,291,192	$237,614,952	$234,512,077	$228,733,624
Interest bearing	754,825,885	772,344,384	771,801,936	773,640,266	745,625,862
Total deposits	1,015,739,406	1,019,635,576	1,009,416,888	1,008,152,343	974,359,486
Short term borrowings	61,002,889	35,558,734	35,769,108	38,193,867	49,530,125
Long term borrowings	5,987,283	6,017,844	6,043,715	6,071,856	6,093,074
Accrued interest payable	266,023	241,740	229,939	241,981	264,807
Accrued pension	5,095,141	5,069,745	5,003,784	4,996,120	4,921,241
Income taxes payable	485,435	3,406,234	2,376,461	2,988,981	2,556,609
Other liabilities	3,416,190	4,557,087	2,252,083	2,744,510	2,948,464
Total liabilities	1,091,992,367	1,074,486,960	1,061,091,978	1,063,389,658	1,040,673,806

Stockholders' equity
Common stock	108,110	107,864	107,854	107,854	107,772
Additional paid-in capital	105,235,646	104,900,904	104,820,171	104,748,891	104,622,171
Retained earnings	30,067,798	28,826,765	27,621,537	26,283,617	24,879,275
Accumulated other comprehensive (loss)	(147,250)	(589,650)	(639,502)	(1,871,087)	(3,359,823)
Total Old Line Bancshares, Inc. stockholders' equity	135,264,304	133,245,883	131,910,060	129,269,275	126,249,395
Non-controlling interest	262,333	260,355	264,654	278,533	299,923
Total stockholders' equity	135,526,637	133,506,238	132,174,714	129,547,808	126,549,318
Total liabilities and stockholders' equity	$1,227,519,004	$1,207,993,198	$1,193,266,692	$1,192,937,466	$1,167,223,124
Shares of basic common stock outstanding	10,810,930	10,786,370	10,785,370	10,785,370	10,777,112

(1)	Financial information as of December 31, 2013 has been derived from audited financial statements.

Old Line Bancshares, Inc. & Subsidiaries

Consolidated Statements of Income

	Three Months	Three Months	Three Months	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended	Ended	Ended	Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2014	2014	2014	2014	2013 (1)	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
Interest income
Loans, including fees	$10,556,729	$10,232,684	$10,599,999	$10,333,973	$11,519,191	$41,723,378	$40,206,378
Investment securities and other	939,602	885,324	1,017,039	1,037,897	1,060,493	3,879,868	4,056,460
Total interest income	11,496,331	11,118,008	11,617,038	11,371,870	12,579,684	45,603,246	44,262,838
Interest expense
Deposits	799,716	850,964	856,639	894,303	923,039	3,401,622	3,716,044
Borrowed funds	119,214	111,693	148,918	118,276	122,522	498,101	486,209
Total interest expense	918,930	962,657	1,005,557	1,012,579	1,045,561	3,899,723	4,202,253
Net interest income	10,577,401	10,155,351	10,611,481	10,359,291	11,534,123	41,703,523	40,060,585
Provision for loan losses	458,114	555,134	1,544,280	269,769	514,190	2,827,297	1,504,190
Net interest income after provision for loan losses	10,119,287	9,600,217	9,067,201	10,089,522	11,019,933	38,876,226	38,556,395
Non-interest income
Service charges on deposit accounts	475,120	483,865	493,482	451,596	472,945	1,904,063	1,607,931
Gain on sales or calls of investment securities	-	-	129,911	-	-	129,911	641,088
Gain on sale of stock	-	-	-	96,993	-	96,993	-
Earnings on bank owned life insurance	249,967	248,259	246,371	243,607	252,265	988,204	840,028
Gains (losses) on disposal of assets	(48,051)	-	17,919	-	-	(30,131)	(104,639)
Gain on sale of loans	276,531	224,930	195,829	106,720	3,601,972	771,815	3,890,029
Other fees and commissions	438,561	348,090	784,622	493,209	852,470	2,096,069	1,995,745
Total non-interest income	1,392,128	1,305,144	1,868,134	1,392,125	5,179,652	5,956,924	8,870,182
Non-interest expense
Salaries & employee benefits	4,303,832	4,602,520	4,051,407	4,873,634	4,668,944	17,831,394	16,617,920
Occupancy & Equipment	1,878,052	1,367,808	1,436,564	1,586,777	1,513,265	6,268,593	5,353,300
Data processing	352,956	368,717	312,042	307,160	393,863	1,340,875	1,422,771
Merger and integration	-	-	-	29,167	349,028	29,167	3,518,945
Core deposit amortization	212,970	212,970	212,214	228,550	231,119	866,704	838,694
(Gains)losses on sales of other real estate owned	(155,148)	(260,533)	(79,127)	(203,068)	(210,665)	(697,875)	(144,934)
OREO expense	199,094	159,238	112,659	83,066	210,122	554,057	838,429
Other operating	2,257,866	2,078,155	2,446,147	2,071,256	2,284,281	8,853,420	7,632,164
Total non-interest expense	9,049,622	8,528,875	8,491,906	8,976,542	9,439,957	35,046,335	36,077,289
Income before income taxes	2,461,793	2,376,486	2,443,429	2,505,105	6,759,628	9,786,815	11,349,288
Income tax expense	679,154	636,239	687,973	690,737	2,393,268	2,694,104	3,602,083
Net income	1,782,639	1,740,247	1,755,456	1,814,368	4,366,360	7,092,711	7,747,205
Less: Net income (loss) attributable to the noncontrolling interest	1,978	(4,299)	(13,880)	(21,389)	(61,892)	(37,589)	(91,624)
Net income available to common stockholders	$1,780,661	$1,744,546	$1,769,336	$1,835,757	$4,428,252	$7,130,300	$7,838,829
Earnings per basic share	$0.17	$0.16	$0.16	$0.17	$0.41	$0.66	$0.87
Earnings per diluted share	$0.16	$0.16	$0.16	$0.17	$0.41	$0.65	$0.86
Dividend per common share	$0.05	$0.05	$0.04	$0.04	$0.04	$0.18	$0.16
Average number of basic shares	10,792,544	10,785,881	10,785,370	10,780,141	10,768,104	10,786,017	9,044,944
Average number of dilutive shares	10,941,002	10,921,555	10,948,368	10,942,110	10,891,654	10,935,182	9,149,200

(1)	Financial information as of December 31, 2013 has been derived from audited financial statements.

Old Line Bancshares, Inc. & Subsidiaries

Average Balances, Interest and Yields

	12/31/2014		9/30/2014		6/30/2014		3/31/2014		12/31/2013
	Average		Average		Average		Average		Average
	Balance	Yield	Balance	Yield	Balance	Yield	Balance	Yield	Balance	Yield
Assets:
Int. Bearing Deposits	$2,902,672	0.20%	$3,896,273	0.17%	$4,024,265	0.17%	$1,352,504	0.12%	$2,903,193	0.11%
Investment Securities(2)	168,069,134	2.40%	159,259,044	2.94%	170,389,632	3.00%	174,564,325	3.06%	188,455,728	2.82%
Loans	905,241,954	4.78%	897,381,372	4.57%	865,944,038	4.99%	851,079,999	5.00%	837,359,182	5.54%
Allowance for Loan Losses	(2,570,097)		(6,422,492)		(5,290,130)		(5,001,250)		(4,609,398)
Total Loans
Net of allowance	902,671,857	4.79%	890,958,880	4.60%	860,653,908	5.02%	846,078,749	5.03%	832,749,784	5.57%
Total interest-earning assets	1,073,643,663	4.42%	1,054,114,197	4.33%	1,035,067,805	4.67%	1,021,995,578	4.69%	1,024,108,705	5.05%
Noninterest bearing cash	38,925,730		42,071,667		39,297,001		36,258,104		38,364,347
Other Assets	107,033,944		109,199,887		109,464,228		110,237,569		111,316,325
Total Assets	$1,219,603,337		$1,205,385,751		$1,183,829,034		$1,168,491,251		$1,173,789,377
Liabilities and Stockholders' Equity
Interest-bearing Deposits	$767,241,928	0.41%	$776,032,831	0.44%	$768,879,677	0.45%	$751,439,481	0.48%	$754,128,604	0.49%
Borrowed Funds	50,442,530	0.94%	39,031,131	1.14%	41,102,469	1.45%	51,661,794	0.93%	53,222,290	0.91%
Total interest-bearing liabilities	817,684,458	0.45%	815,063,962	0.47%	809,982,146	0.50%	803,101,275	0.51%	807,350,894	0.51%
Noninterest bearing deposits	255,002,560		247,346,466		234,063,213		229,229,562		228,810,018
	1,072,687,018		1,062,410,428		1,044,045,359		1,032,330,837		1,036,160,912
Other Liabilities	11,057,397		10,072,582		9,603,037		10,813,815		8,360,917
Noncontrolling Interest	261,545		262,435		270,521		285,355.00		300,800
Stockholder's Equity	135,597,377		132,640,306		129,910,117		125,061,244		128,966,748
Total Liabilities and
Stockholder's Equity	$1,219,603,337		$1,205,385,751		$1,183,829,034		$1,168,491,251		$1,173,789,377
Net interest spread		3.97%		3.86%		4.17%		4.18%		4.54%
Net interest income and
Net interest margin(1)	$11,034,119	4.08%	$10,545,444	3.97%	$11,047,069	4.28%	$10,809,169	4.29%	$11,986,354	4.64%

(1)

Interest revenue is presented on a fully taxable equivalent (FTE) basis.  The FTE basis adjusts for the tax favored status of these types of assets.  Management believes providing this information on a FTE basis provides investors with a more accurate picture of our net interest spread and net interest income and we believe it to be the preferred industry measurement of these calculations.  See “Reconciliation of Non-GAAP Measures.”

(2)	Available for sale investment securities are presented at amortized cost.

The accretion of the fair value adjustments resulted in a positive impact in the yield on loans for the three months ending December 31, 2014, compared to a negative impact on the yield on loans in the linked three month period ending September 30, 2014.  Fair value accretion for the current quarter and prior four quarter are as follows:

	12/31/2014		9/30/2014		6/30/2014		3/31/2014		12/31/2013
	Fair Value	% Impact on	Fair Value	% Impact on	Fair Value	% Impact on	Fair Value	% Impact on	Fair Value	% Impact on
	Accretion	Net Interest	Accretion	Net Interest	Accretion	Net Interest	Accretion	Net Interest	Accretion	Net Interest
	Dollars	Margin	Dollars	Margin	Dollars	Margin	Dollars	Margin	Dollars	Margin
Commercial loans (1)	$(969)	—%	$(16,219)	(0.01)%	$(3,509)	—%	$7,468	—%	$102	—%
Mortgage loans (1)	24,779	0.01	(278,619)	(0.10)	344,403	0.13	287,526	0.11	1,322,480	0.51
Consumer loans	6,686	—	4,209	—	6,338	—	4,635	—	7,821	—
Interest bearing deposits	110,503	0.04	131,837	0.05	162,452	0.06	129,327	0.05	164,527	0.06
Total Fair Value Accretion (Amortization)	$140,999	0.05%	$(158,792)	(0.06)%	$509,684	0.19%	$428,956	0.16%	$1,494,930	0.57%

(1)	Negative accretion on commercial and mortgage loans is due to the early payoff of loans which caused a reduction in fair value income on acquired loan portfolio.

Below is a reconciliation of the fully tax equivalent adjustments and the GAAP basis information presented in this report:

	12/31/2014		9/30/2014		6/30/2014		3/31/2014		12/31/2013
	Net Interest		Net Interest		Net Interest		Net Interest		Net Interest
	Income	Yield	Income	Yield	Income	Yield	Income	Yield	Income	Yield
GAAP net interest income	10,577,401	3.91	10,155,351	3.82%	$10,611,481	4.11%	$10,359,291	4.11%	$11,534,123	4.46%
Tax equivalent adjustment
Federal funds sold	1	—	-	-		-	-	-	-	-
Investment securities	343,280	0.13	294,770	0.11	258,980	0.10	281,377	0.11	282,137	0.11
Loans	113,437	0.04	95,323	0.04	176,608	0.07	168,501	0.07	170,094	0.07
Total tax equivalent adjustment	456,718	0.17	390,093	0.15	435,588	0.17	449,878	0.18	452,231	0.18
Tax equivalent interest yield	$11,034,119	4.08	$10,545,444	3.97%	$11,047,069	4.28%	$10,809,169	4.29%	$11,986,354	4.64%

Old Line Bancshares, Inc. & Subsidiaries

Selected Loan Information

(Dollars in thousands)

	December 30,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013
Acquired Loans(1)
Accruing	$173,649	$183,102	$199,859	$206,517	$214,087
Non-accrual(2)	1,958	1,291	593	861	663
Accruing 30-89 days past due	3,687	1,569	1,478	2,977	4,465
Accruing 90 or more days past due	310	942	1,271	477	1,655
Net charge offs (recoveries)	52	316	106	148	(43)
Legacy Loans(3)
Accruing	$755,207	$698,589	$691,591	$633,426	$620,560
Non-accrual	3,249	3,263	7,176	7,202	8,156
Accruing 30-89 days past due	343	3,411	2,177	1,601	1,574
Accruing 90 or more days past due	-	305	674	218	-
Net charge offs (recoveries)	(4)	2,691	(4)	169	56
Allowance for loan losses as % of held for investment loans	0.46%	0.44%	0.71%	0.57%	0.58%
Allowance for loan losses as % of legacy loans	0.57%	0.55%	0.80%	0.76%	0.78%
Total non-performing loans as a % of held for investment loans	0.56%	0.96%	1.08%	1.56%	1.73%
Total non-performing assets as a % of total assets	0.65%	0.70%	1.20%	1.12%	1.27%

(1)	Acquired loans represent all loans acquired on April 1, 2011 from MB&T and on May 10, 2013 from WSB. We originally recorded these loans at fair value upon acquisition.
(2)

These loans are loans that are considered non-accrual because they are not paying in conformance with the original contractual agreement.  At acquisition, we recorded these loans at fair value.  Until the December 31, 2013 quarter, we recognized interest income on these loans through the accretion of the difference between the carrying value of these loans and their expected cash flows.  In the fourth quarter of 2013, we are no longer recording interest on these loans that were not purchased as credit impaired.

(3)	Legacy loans represent total loans excluding loans acquired on April 1, 2011 and May 10, 2013.